POWER OF ATTORNEY

The undersigned hereby appoints Joseph A. Caccamo, Esq. and Russell Greenberg, the Chief Financial Officer of Inter Parfums, Inc., and both of them, either of whom may act without the joinder of the other, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in the undersigned's name, place and stead, in any and all capacities, to sign any and all Forms ID, Application For Edgar Access (ID), and any and all forms of the Securities and Exchange Commission relating to such person's beneficial ownership of securities of Inter Parfums, Inc. (including Forms 3, 4, 5, Schedule 13G, Schedule 13D), together with any and all amendments thereto, as well as any successor forms thereto, and to file the same with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, the undersigned has executed this Power of Attorney this 26th day of August, 2014.

/s/ Michel Dyens